INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

(d)(9)(i)

May 1, 2020

Christopher Kurtz

Vice President

Voya Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the "Agreement"), between Voya Investment Management Co. LLC (the "Sub-Adviser") and Voya Investments, LLC, we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Index Solution 2065 Portfolio and Voya Solution 2065 Portfolio (together, the "Portfolios"), a newly established series of Voya Partners, Inc., effective on May 1, 2020, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fee rate indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic_________________

Todd Modic

Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: /s/ Christopher Kurtz____________

Name: Christopher Kurtz______________

Title: VP Finance___________________

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
assets allocated to the Sub-Adviser)

0.22500% on the first $4 billion in assets;
Voya Global Bond Portfolio	0.21375% on the next $1 billion in assets;
0.20250% on the next $1 billion in assets;

0.19350% on assets thereafter.

Direct Investments1
Voya Index Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
Assets allocated to the Sub-Adviser)

Direct Investments1
Voya Index Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Index Solution 2065 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Index Solution Income	0.13500%
Portfolio	Underlying Funds2
0.04500%
Voya International High	0.27000% on all assets
Dividend Low Volatility Portfolio

Direct Investments1
Voya Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%

____________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
Assets allocated to the Sub-Adviser)

Direct Investments1
Voya Solution 2065 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Solution Aggressive Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Balanced Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Conservative Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Income Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Moderately	0.13500%
Underlying Funds2
Aggressive Portfolio
0.04500%

Direct Investments1
Voya Solution Moderately	0.13500%
Underlying Funds2
Conservative Portfolio
0.04500%

Last Approved: November 21, 2019

Effective Date: May 1, 2020 to reflect the addition of Voya Index Solution 2065 Portfolio and Voya Solution 2065 Portfolio.

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.